UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50250	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 9, 2006 MasterCard International Incorporated (“MasterCard”), the principal operating subsidiary of MasterCard Incorporated, and Bank of America, National Association (“Bank of America”) entered into an agreement that provides for certain pricing arrangements for Bank of America’s use of MasterCard’s core authorization, clearing and settlement services and certain supplemental user-pay services in the United States and certain other countries. The agreement provides for pricing discounts on MasterCard’s fees and other incentives in exchange for transaction volumes on cards carrying MasterCard’s brands. Bank of America is an affiliate of Bank of America Corporation, which owns 6.23% of the outstanding common stock of MasterCard Incorporated on a consolidated basis.

The agreement is filed as an exhibit to this report and its description above is qualified by reference thereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1*	Customer Business Agreement between MasterCard International Incorporated and Bank of America, N.A. effective as of January 1, 2006.

*	MasterCard Incorporated has applied for confidential treatment of portions of this exhibit. Accordingly, portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: May 11, 2006	By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel and Secretary